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                                                                    Exhibit 23.2
                                                                    ------------

                [LETTERHEAD OF THOMPSON, GREENSPON & CO., P.C.]
                          Certified Public Accountants
                            Management Consultants


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Southern Financial Bancorp, Inc.


We consent to the incorporation by reference in the Post-Effective Amendment
No. 1 to the Registration Statement on Form S-8 of Southern Financial Bancorp, Inc. related to our report dated January 29, 1999 relating to the balance sheets of The Horizon Bank of Virginia as of December 31, 1998, and 1997, and the related statements of operations, other comprehensive income, changes in stockholder's equity, and cash flows for the years then ended.

                                        /s/ Thompson, Greenspon & Co., P.C.

Fairfax, Virginia
September 21, 2001